EXHIBIT 99.1

FORM OF AMENDMENT NO.1 TO COMMON STOCK PURCHASE WARRANT

Warrant No.___

AMENDMENT NO. 1 TO COMMON STOCK PURCHASE WARRANT

THIS AMENDMENT NO. 1 TO COMMON STOCK PURCHASE WARRANT (this “Amendment”) is made as of February 10, 2012, by and among Access Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and the Holder named on the signature pages hereto.  Defined terms used but not otherwise defined herein shall have the meanings given to such terms in the Common Stock Purchase Warrant (as defined below).

WHEREAS, the Company and the Holder are parties to that certain Common Stock Purchase Warrant, dated as of ___________, 2006 (the “Warrant Agreement”);

WHEREAS, the Company and the Holder desire to amend the Warrant Agreement as set forth in this Amendment; and

WHEREAS, in accordance with Section 15.4  of the Warrant Agreement, the Warrant Agreement may not be amended or modified without the written consent of the Company and the Holder.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	The Warrant Agreement is amended by replacing the definition “Expiration Date” in Section 1 of the Warrant Agreement with the Following new definition:

“Expiration Date” means ____________, 2015.

2.	Except to the extent modified herein, the terms and conditions of the Warrant Agreement shall remain in full force and effect.

3.
The Company and the Holder hereby agree that no amounts are owed by the Company to the Holder under the Warrant Agreement or any Investor Rights Agreement relating to the Warrant Agreement and Holder hereby waives any damages Holder may have with respect to the Company’s inability to register the common stock issuable upon exercise of the Warrant, other than any liquidated damages that may have accrued pursuant to the Investor rights Agreement relating to the warrant Agreement.

4.	This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware and without regard to its principles of choice of law.

5.	This Amendment may not be amended or modified or any provision hereof waived without the written consent of the Company and the Holder.

6.
This Amendment may be executed in any number of counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Warrant Agreement to be duly executed as of the date first set forth above.

THE COMPANY:

ACCESS PHARMACEUTICALS, INC.

By:______________________________________
       Stephen B. Thompson, Chief Financial Officer

HOLDER:

______________________________
Name: